SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2007

SLM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-13251		52-2013874
(Commission File Number)		(IRS Employer Identification No.)

12061 Bluemont Way, Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 810-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 15, 2007, SLM Corporation, a Delaware corporation (the “Company”), Mustang Holding Company Inc. (“Parent”) and Mustang Merger Sub, Inc. (“Merger Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Parent is owned 50.2% by J.C. Flowers II L.P., 24.9% by Bank of America, N.A. and 24.9% JPMorgan Chase Bank, N.A. (collectively, the “Investors”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. As of the effective time of the Merger, each issued and outstanding share of common stock of the Company will be cancelled and converted into the right to receive $60.00 in cash, without interest. Parent has provided the Company with executed equity and debt financing commitments, the proceeds of which will provide for the payment of the aggregate cash consideration contemplated by the Merger Agreement. The financing committments are subject to customary closing conditions.

In connection with the Merger Agreement, the Company has entered into a Student Loan Conduit Securitization Interim Facility Commitment Letter (the “Interim Facility Letter”) dated April 15, 2007 with JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Bank of America N.A. and Banc of America Securities LLC pursuant to which the Company will be provided with a $30,000,000,000 student loan conduit securitization interim facility (the “Interim Facility”). The Interim Facility is subject to customary closing conditions. The Company anticipates entering into definitive documentation for the Interim Facility prior to April 30, 2007. Subject to the terms of the Interim Facility Letter, the Interim Facility will be available until the earliest to occur of (a) February 15, 2008, (b) the closing date of the Merger and (c) the 90 days after termination of the Merger Agreement (or 15 days after the termination of the Merger Agreement in connection with a “superior proposal” as defined in the Merger Agreement). The Interim Facility is also subject to certain termination events that are substantially similar to those in the Company’s existing asset-backed conduit facility.

The Merger Agreement contains certain termination rights for both the Company and Parent. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Parent a termination fee of $900 million. The Merger Agreement further provides that, upon termination under specified circumstances, Parent would be required to pay the Company a termination fee of $900 million. The termination fee payable by Parent is severally guaranteed by the Investors in separate limited guarantees.

Consummation of the Merger is subject to several conditions, including the adoption of the Merger Agreement by the Company’s stockholders, the absence of legal prohibitions and the receipt of requisite regulatory approvals.

The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Subsidiary or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01. Other Events.

On April 16, 2007, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company's security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, SLM Corporation, 12061 Bluemont Way, Reston, Va. 20190, telephone (703) 984-6746, or from the Company’s Web site, http://www.salliemae.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 9, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of April 15, 2007 among SLM Corporation, Mustang Holding Company Inc. and Mustang Merger Sub, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release issued by SLM Corporation, dated April 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: April 17, 2007	By:	/s/ C.E. Andrews
Name: C.E. Andrews
Title: Executive Vice President and Chief Financial Officer